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                                                                   EXHIBIT 10.21


                       NAVISTAR INTERNATIONAL CORPORATION
                             1998 INTERIM STOCK PLAN


                                    SECTION I
                               PURPOSE OF THE PLAN

         The purpose of this Navistar International Corporation 1998 Interim Stock Plan ("Plan") is to provide an additional plan for the issuance of stock options and restricted stock for shares of the common stock of Navistar International Corporation to employees of Navistar International Corporation and its subsidiaries ("Corporation") to attract and retain highly qualified personnel, to provide key employees who hold positions of major responsibility the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately the increase in shareowner value. This 1998 Plan is separate from and intended to supplement the Navistar 1994 Performance Incentive Plan ("1994 Plan").


                                   SECTION II
                                   DEFINITIONS

         The terms used in this Plan are defined as specified in the 1994 Plan unless the context indicates to the contrary.


                                   SECTION III
                                   ELIGIBILITY

      Management will, from time to time, select and recommend to the Committee on Organization of the Board of Directors of Navistar International Corporation ("Committee") Employees who are to become Participants in the Plan. However, no executive officer of the Corporation shall participate in this Plan, except that options or restricted stock may be issued to a person not previously employed by the Corporation as an inducement essential to his entering into an employment contract as an executive officer of the Corporation. Employees will be selected from those who, in the opinion of management, have substantial responsibility in a managerial or professional capacity. Employees selected for participation in the Plan may also be participants in the 1994 Plan, and participation in this Plan will not be considered participation in a plan that would affect their participation in the 1994 Plan.



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                                   SECTION IV
                                  STOCK OPTIONS

      The Committee may grant Nonqualified Stock Options to Participants in the amount and at the time that the Committee approves. No Incentive Stock Options shall be granted. Options shall be granted under the same terms and conditions as options granted under the 1994 Plan, but subject to the limitation on the number of shares contained in this Plan.


                                    SECTION V
                                RESTRICTED SHARES

      The Committee may award restricted shares for the purposes and under the same terms and conditions as specified in Sections VI and VIII, and the other provisions of the 1994 Plan, but subject to the limitations on the number of shares contained in this Plan.


                                   SECTION VI
                           ADMINISTRATION OF THE PLAN

      Full power and authority to construe, interpret and administer the Plan is vested in the Committee. Decisions of the Committee will be final, conclusive and binding upon all parties, including the Corporation, shareowners and employees. The foregoing will include, but will not be limited to, all determinations by the Committee as to (i) the approval of Employees for participation in the Plan, (ii) the amount of the Awards, (iii) the performance levels at which different percentages of the Awards would be earned and all subsequent adjustments to such levels and (iv) the determination of all Awards. Any person who accepts any Award hereunder agrees to accept as final, conclusive and binding all determinations of the Committee. The Committee will have the right, in the case of employees not employed in the United States, to vary from the provision of the Plan to the extent the Committee deems appropriate in order to preserve the incentive features of the Plan.


                                   SECTION VII
                     MODIFICATION, AMENDMENT OR TERMINATION

      The Committee may modify without the consent of the Participant (i) the Plan, (ii) the terms of any option previously granted or (iii) the terms of Restricted Shares previously awarded at any time, provided that, no such modification will, without the approval of the Board of Directors of the Corporation, increase the number of shares of Common Stock available hereunder. The Committee may terminate the Plan at any time.



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                                  SECTION VIII
                              RESERVATION OF SHARES

      The total number of shares of stock  reserved and  available  for delivery
pursuant  to  this  Plan  is  500,000   shares  of  common   stock  of  Navistar
International Corporation.

                                   SECTION IX
                                TERM OF THE PLAN

      The Plan shall be effective on the date of adoption by the Board of Directors and continue for a term of one year thereafter. Provided that, the Committee shall annually review the need for the continuation of the Plan and may amend or terminate the plan as provided herein.


                                    SECTION X
                                  GOVERNING LAW

      The Plan will be governed by and interpreted pursuant to the laws of the State of Delaware, the place of incorporation of the Corporation.



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